As filed with the Securities and Exchange Commission on June 18, 2014.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Ardelyx, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	2834	26-1303944
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

34175 Ardenwood Blvd.

Fremont, CA 94555

(510) 745-1700

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Michael Raab

Chief Executive Officer

Ardelyx, Inc.

34175 Ardenwood Blvd.

Fremont, CA 94555

(510) 745-1700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Alan C. Mendelson, Esq. Mark V. Roeder, Esq. Brian J. Cuneo, Esq. Latham & Watkins LLP 140 Scott Drive Menlo Park, CA 94025 Telephone: (650) 328-4600 Facsimile: (650) 463-2600	Elizabeth Grammer, Esq. Vice President, General Counsel Ardelyx, Inc. 34175 Ardenwood Blvd. Fremont, CA 94555 Telephone: (510) 745-1700 Facsimile: (510) 745-0493	David J. Saul, Esq. Paul Kinsella, Esq. Ropes & Gray LLP 1900 University Ave., Suite 600 East Palo Alto, CA 94303 Telephone: (650) 617-4000 Facsimile: (650) 617-4090

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-196090

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☐
Non-accelerated filer	☒	(Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED(1)	PROPOSED MAXIMUM OFFERING PRICE PER SHARE(2)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE(2)	AMOUNT OF REGISTRATION FEE(3)
Common Stock, $0.0001 par value	788,900	$14.00	$11,044,600	$1,423

(1)	Represents only the additional number of shares being registered and includes 102,900 shares of common stock issuable upon exercise of the underwriters’ option to purchase additional shares. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-196090).
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended.
(3)	A registration fee of $8,888 was previously paid in connection with the initial filing of the related Registration Statement on Form S-1 (File No. 333-196090). A total of $7,999 of such fee was used to pay the filing fee of such Registration Statement. The amount of the registration fee due hereunder is offset by the remaining $889 previously paid.

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This registration statement is being filed with respect to the registration of 788,900 additional shares of common stock, par value $0.0001 per share, of Ardelyx, Inc., a Delaware corporation, pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, representing an increase in the maximum aggregate offering price of $11,044,600. The contents of the earlier registration statement on Form S-1, as amended (File No. 333-196090), which was declared effective by the Securities and Exchange Commission on June 18, 2014, are incorporated in this registration statement by reference.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Fremont, California, on June 18, 2014.

ARDELYX, INC.

By:	/s/ Michael Raab
Michael Raab President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

	/s/ Michael Raab Michael Raab	President, Chief Executive Officer and Director (Principal Executive Officer)	June 18, 2014

	/s/ Mark Kaufmann Mark Kaufmann	Chief Financial Officer (Principal Financial and Accounting Officer)	June 18, 2014

	* Dominique Charmot, Ph.D.	Director	June 18, 2014

	* David Mott	Chairman of the Board of Directors	June 18, 2014

	* Gordon Ringold, Ph.D.	Director	June 18, 2014

	* Richard Rodgers	Director	June 18, 2014

	* Peter Schultz, Ph.D.	Director	June 18, 2014

*By:	/s/ Michael Raab
Michael Raab Attorney-in-Fact

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

1.1	Form of Underwriting Agreement (filed as Exhibit 1.1 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-196090), originally filed with the Securities and Exchange Commission on May 19, 2014 and incorporated by reference herein)

5.1	Opinion of Latham & Watkins LLP

23.1	Consent of independent registered public accounting firm

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

24.1	Power of Attorney (filed as Exhibit 24.1 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-196090), originally filed with the Securities and Exchange Commission on May 19, 2014 and incorporated by reference herein)